Exhibit 99.1

1400 Union Meeting Road
Blue Bell, PA 19422
Phone: 215-619-2700

Shareholder Contacts:

Ian J. Harvie of C&D: 215-619-7835

Joseph Hassett of Gregory FCA, for C&D: 610-228-2110

For Immediate Release

C&D Technologies Announces the Appointment of David S. Gee

to the Board of Directors

BLUE BELL, Pa., August 6, 2009 /PRNewswire-FirstCall/ — C&D Technologies, Inc. (NYSE: CHP - News), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterrupted power supply systems, utility and other high reliability applications, today announced the appointment of David S. Gee to its Board of Directors, effective August 6, 2009.

Mr. Gee’s extensive career in the energy field includes executive leadership roles at AES Corporation, one of the world’s largest power companies, where he held various positions including Vice President of Strategy, and President, North America, from 2004 to 2009. Prior to joining AES, Mr. Gee served as a senior executive at PG&E Corporation, one of the largest combined natural gas and electric utilities in the United States, from 2000 to 2003, where he held the position of Vice President of Strategic Planning. Earlier in his career, Mr. Gee was a Principal at McKinsey and Company, from 1985 to 2000, where he focused primarily on the power, construction, and oil & gas industries world-wide. Mr. Gee holds a Bachelor of Science degree in Chemical Engineering, with highest distinction, from the University of Virginia (1976) and a Masters Degree in Management from the Sloan School of Management at the Massachusetts Institute of Technology (1978).

Dr. Jeffrey A. Graves, President and Chief Executive Officer of C&D Technologies said, “We are very excited about David joining the Board of C&D. With our leading market position in the traditional industrial battery marketplace for the energy sector in North America, and with the exciting possibilities this market holds for us in grid-scale energy storage applications looking to the future, we will benefit from Dave’s extensive experience in this arena and from his expertise in strategic planning, as this marketplace is very dynamic and rapidly evolving.” Dr. Graves continued, “With the greatly expanded use of renewable energy in North America, combined with the drive for improved efficiencies of electrical transmission, distribution and power generation across the U.S. and Canada, we are focused strongly on growth in this marketplace. Moreover, we view these opportunities as global in nature, lending themselves to expansion to Asia and Europe in the future. David will contribute significantly to our planning and execution for growth in this important area of our business.”

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the energy and infrastructure, telecommunications, and uninterruptible power supply (UPS) global markets. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss, until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company’s Securities and Exchange Commission filings (including without limitation the company’s annual report on Form 10-K for the fiscal year ended January 31, 2009, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company’s actual results to differ materially from those expressed in any forward-looking statements made herein.